UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 7, 2017

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On September 7, 2017, Pennsylvania Real Estate Investment Trust (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, PREIT Associates, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 4,800,000 shares of its 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share (the “Series D Preferred Shares”). The Series D Preferred Shares were offered to the public at a price of $25.00 per share, and were offered to the Underwriters at a price of $24.2125 per share. Pursuant to the terms of the Purchase Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 720,000 Series D Preferred Shares. The closing of the offering occurred on September 11, 2017.

The Company estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $115.8 million. The Company intends to use the net proceeds from the offering to redeem all of the Company’s outstanding 8.25% Series A Cumulative Redeemable Perpetual Preferred Shares (“Series A Preferred Shares”) with an aggregate liquidation preference of approximately $115.0 million and to use any remaining proceeds for general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Purchase Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The closing of the offering is subject to customary closing conditions pursuant to the terms of the Purchase Agreement.

Some of the Underwriters and their affiliates have engaged in investment banking and other commercial dealings in the ordinary course of business with the Company and therefore may have an interest in the successful completion of this offering in addition to the underwriting discounts and commissions they will receive in connection with the offering. In addition, affiliates of certain of the underwriters in this offering are holders of outstanding Series A Preferred Shares and will receive a portion of the net proceeds of this offering that are used to redeem the outstanding Series A Preferred Shares. Further, Stifel, Nicolaus & Company, Incorporated, one of the Underwriters, may pay an unaffiliated entity or its affiliate, who is also a lender under the Company’s credit facility, a fee in connection with this offering.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Fourth Addendum to the First Amended and Restated Agreement of Limited Partnership

On September 11, 2017, the Company, as the sole general partner of the Operating Partnership, executed a Fourth Addendum to the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Addendum”). The Addendum created, designated and authorized the issuance of 4,800,000 6.875% Series D Preferred Partner Units, with a liquidation preference of $25.00 per Series D Preferred Partner Unit (the “Series D Preferred Units”), to the Company. The Series D Preferred Units have economic terms that are substantially similar to the Company’s Series D Preferred Shares.

The Series D Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Operating Partnership, senior to the common limited partner interests of the Operating Partnership, on parity with any other limited partner interests of the Operating Partnership the terms of which place them on parity with the Series D Preferred Units, including the 8.25% Series A Preferred Partner Units, the 7.375% Series B Preferred Partner Units and the 7.20% Series C Preferred Partner Units, and junior to all partner interests of the Operating Partnership the terms of which specifically provide that such partner interests rank senior to the Series D Preferred Units.

A copy of the Addendum is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the closing of the Series D Preferred Share offering on September 11, 2017, the Operating Partnership issued to the Company 4,800,000 Series D Preferred Units, which have economic terms that are substantially similar to the Company’s Series D Preferred Shares, in exchange for the Company’s contribution of the net offering proceeds to the Operating Partnership. If Series D Preferred Shares are converted into common shares of the Company, the Operating Partnership will convert an equal number of Series D Preferred Units into common limited partner interests in the Operating Partnership. If Series D Preferred Shares are converted into consideration other than common shares of the Company, the Operating Partnership will retire an equal number of Series D Preferred Units. The terms of conversion of the Series D Preferred Shares are described in the Fourth Designating Amendment to the Trust Agreement of the Company filed as Exhibit 3.5 to the Company’s Form 8-A, dated September 11, 2017, and incorporated herein by reference (the “Designating Amendment”). The issuance of the Series D Preferred Units by the Operating Partnership to the Company is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company has filed the Designating Amendment with the Corporation Bureau of the Department of State of the Commonwealth of Pennsylvania, creating, designating and classifying 5,520,000 of the Company’s authorized preferred shares as Series D Preferred Shares, which includes 720,000 of the Series D Preferred Shares subject to an overallotment option. The Designating Amendment became effective on September 11, 2017. A description of the material terms of the Series D Preferred Shares, as contained within the Designating Amendment, is set forth below:

Issuer:	Pennsylvania Real Estate Investment Trust

Title of Shares:	6.875% Series D Cumulative Redeemable Perpetual Preferred Shares

Maturity:	Perpetual (unless redeemed by the Company on or after September 15, 2022 or redeemed by the Company pursuant to its special optional redemption right or converted by an investor in connection with certain changes of control)

Dividend Rate:	6.875% per annum of the $25.00 per share liquidation preference (equivalent to approximately $1.71875 per annum per share)

Dividend Payment Dates:	Quarterly in arrears on or about the 15th day of March, June, September and December of each year (or, if the 15th day of any such month is not a business day, on the next business day), commencing December 15, 2017. Dividends will accrue and be cumulative from, and including, the date of original issuance, which is expected to be September 11, 2017. Because the first date on which dividends will be paid after the date of original issuance will be December 15, 2017, the dividend payable on each Series D Preferred Share on that date will be greater than the full amount of a regular quarterly dividend per share. The dividend payable on December 15, 2017 will be paid to the persons who are the holders of record of the Series D Preferred Shares at the close of business on the corresponding record date, which will be December 1, 2017.

Optional Redemption:	Except in circumstances intended to preserve the Company’s qualification as a REIT or pursuant to its special optional redemption right discussed below, the Company’s Series D Preferred Shares are not redeemable prior to September 15, 2022. On and after September 15, 2022, the Company may, at its option, redeem its Series D Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. Any partial redemption will be selected by lot or pro rata.

Special Optional Redemption:	Upon the occurrence of a Change of Control (as defined under “Conversion Rights” below), the Company will have the option to redeem its Series D Preferred Shares, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date.

Conversion Rights:	Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem some or all of the Series D Preferred Shares held by such holder as described above under “Optional Redemption” or “Special Optional Redemption,” in which case such holder will have the right only with respect to Series D Preferred Shares that are not called for redemption) to convert some or all of the Series D Preferred Shares held by such holder on the Change of Control Conversion Date into a number of the Company’s common shares per Series D Preferred Share equal to the lesser of:

•    the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series D Preferred Share plus the amount of any accrued and unpaid dividends thereon to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Shares dividend payment and prior to the corresponding dividend payment date for the Series D Preferred Shares, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Share Price; and

• 4.9068 (referred to as the “Share Cap”), subject to adjustments for any splits, subdivisions or combinations of the Company’s common shares;

subject, in each case, to provisions for the receipt of alternative consideration under specified circumstances as described in the prospectus supplement.

As a result of the Share Cap, subject to the immediately succeeding sentence, the number of Company’s common shares (or corresponding alternative consideration, as applicable) issuable or deliverable, as applicable, upon conversion of Series D Preferred Shares in connection with a Change of Control will not exceed 23,552,640 common shares in total (or corresponding alternative consideration, as applicable), subject to proportionate increase to the extent the Underwriters’ option to purchase additional Series D Preferred Shares is exercised, not to exceed 27,085,536 common shares in total (or corresponding alternative consideration, as applicable) (referred to as the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any splits, subdivisions or combinations of the Company’s common shares on the same basis as corresponding adjustments to the Share Cap, and shall be increased on a pro rata basis for any additional Series D Preferred Shares that the Company may issue in the future.

If, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem some or all of the Series D Preferred Shares, whether pursuant to its special optional redemption right or its optional redemption right described above, holders of Series D Preferred Shares will not have the right to convert the Series D Preferred Shares called for redemption, and any Series D Preferred Shares called for redemption that have been tendered for conversion will be redeemed on the applicable redemption date instead of converted on the Change of Control Conversion Date.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series D Preferred Shares when the following has occurred:

•    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in the election of the Company’s trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•    following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which the Company provides the notice described above to the holders of Series D Preferred Shares.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Company’s common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of the Company’s common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which the Company’s common shares are then traded, or (y) the average of the last quoted bid prices for the Company’s common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if the Company’s common shares are not then listed for trading on a U.S. securities exchange.

The summary set forth above is qualified in its entirety by reference to the copy of the Designating Amendment included as Exhibit 3.5 to the Company’s Form 8-A filed with the U.S. Securities and Exchange Commission on September 11, 2017.

Item 8.01. Other Events.

On September 11, 2017, the Company announced that on October 12, 2017 (the “Redemption Date’), the Company intends to redeem all of its Series A Preferred Shares remaining issued and outstanding as of the Redemption Date, at a redemption price of $25.00 per share, plus the amount equal to all accrued and unpaid dividends on the Series A Preferred Shares (whether or not declared) from September 15, 2017 to but excluding the Redemption Date.

Dividends on the Series A Preferred Shares will cease to accrue on the Redemption Date. Upon redemption, the Series A Preferred Shares will no longer be outstanding, and all rights of the holders will terminate, except the right of the holders to receive the cash payable upon such redemption, without interest. All of the Series A Preferred Shares are held in book-entry form through the Depository Trust Company (“DTC”). The Series A Preferred Shares will be redeemed in accordance with the procedures of DTC. Upon redemption, the Series A Preferred Shares will be delisted from trading on the New York Stock Exchange.

A copy of the Company’s press release announcing the redemption of the Series A Preferred Shares is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement dated September 7, 2017, by and among the Company, PREIT Associates, L.P. and Wells Fargo Securities, LLC, as representative of the several Underwriters listed on Schedule A attached thereto

3.1	Fourth Designating Amendment to Trust Agreement designating the rights, preferences, privileges, qualifications, limitations and restrictions of Pennsylvania Real Estate Investment Trust’s 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.5 to the Company’s Form 8-A filed on September 11, 2017)

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Series D Preferred Shares

10.1	Fourth Addendum to First Amended and Restated Agreement of Limited Partnership of PREIT Associates, L.P. designating the rights, obligations, duties and preferences of the Series D Preferred Units

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

99.1	Press release dated September 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2017	PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel